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                                EXHIBIT 11(a)

     Computation of Earnings Per Share, Three Months Ended March 31, 1995









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                           STERLING SOFTWARE, INC.                 EXHIBIT 11(a)
                      COMPUTATION OF EARNINGS PER SHARE
                      THREE MONTHS ENDED MARCH 31, 1995
                 (in thousands, except per share information)


                                                                                         Fully
                                                                              Primary   Diluted
                                                                              -------   -------
Earnings:
  Earnings applicable to common stockholders................................  $20,110   $20,110

  Add: Interest expense on amounts outstanding for the 5 3/4% Convertible
         Subordinated Debentures (net of applicable income taxes)...........      439     1,042
       Interest income on investments of proceeds from assumed conversion
         of options and warrants (net of applicable income taxes)...........                605
                                                                              -------   -------
                                                                              $20,549   $21,757
                                                                              =======   =======

Shares:
  Weighted average of shares outstanding....................................   23,526    23,526
  Add common shares issued on assumed exercise of options and warrants......   (4,769)   (4,769)
  Less common shares assumed repurchased....................................    9,877     9,877
                                                                              -------   -------
                                                                               28,634    28,634
                                                                              =======

Common shares issued on assumed conversion of 5 3/4% Convertible
  Subordinated Debentures...................................................              4,056
                                                                                        -------
                                                                                         32,690
                                                                                        =======

Earnings per common share:
  Primary...................................................................  $   .72
                                                                              =======
  Fully diluted.............................................................            $   .67
                                                                                        =======

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